EXHIBIT 99.1

Eastern Insurance Holdings, Inc. Eastern Alliance Insurance Group Eastern Life & Health Insurance Company Employers Alliance, Inc.

DATE: August 7, 2008	FINANCIAL CONTACT:
Kevin Shook, Treasurer and CFO
(717) 735-1660
kshook@eains.com

FOR IMMEDIATE RELEASE

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES SECOND QUARTER 2008 RESULTS

Lancaster, Pa., August 7, 2008 – Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) today reported earnings for the three months ended June 30, 2008. EIHI reported net income of $1.5 million, or $0.16 per diluted share, for the second quarter of 2008, compared to net income of $4.3 million, or $0.40 per diluted share, for the same period in 2007.

Highlights for the second quarter include:

•	Consolidated revenue for the second quarter of 2008 was $36.1 million, compared to $36.2 million for the same period in 2007;

•	Net premiums earned increased to $33.2 million in the second quarter of 2008 from $31.8 million during the same period in 2007, an increase of 4.4 percent;

•

Net investment income decreased to $2.1 million for the three months ended June 30, 2008 compared to $3.2 million for the same period in 2007. The decrease in net investment income is due primarily to limited partnership losses of $358,000 for the second quarter of 2008 compared to limited partnership gains of $152,000 in 2007 and a decrease in overall invested assets as a result of the EIHI stock repurchase program;

•

Favorable loss reserve development on prior accident years of $1.0 million ($650,000 after-tax) was recorded in the workers’ compensation insurance segment for the three months ended June 30, 2008 compared to $1.2 million ($780,000 after-tax) for the same period in 2007;

•	Unfavorable loss reserve development on prior accident years of $2.5 million ($1.6 million after-tax) was recorded in the specialty reinsurance segment for the three months ended June 30, 2008;

•	After-tax intangible asset amortization expense of $213,000 was recorded for the three months ended June 30, 2008, compared to $435,000 for the second quarter of 2007; and

•

After-tax net realized gains (excluding segregated portfolio cell reinsurance segment) of $250,000 were recorded for the three months ended June 30, 2008 compared to $611,000 for the same period in 2007.

The Eastern Alliance Insurance Building · 25 Race Avenue · P.O. Box 83777 · Lancaster, PA 17608-3777

1.888.654.7100 · Fax 717.399.3781 · www.easterninsuranceholdings.com · www.eains.com · www.elhins.com

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 7, 2008

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended June 30, 2008 and 2007 consisted of the following:

	2008	2007
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,876,048	3,876,048
Weighted average ESOP shares	143,357	68,402
Weighted average restricted stock shares	91,699	22,385
Weighted average treasury shares purchased	(1,941,263)	(107,377)
Stock warrants	306,099	306,099

Total	9,203,440	10,893,057

“Strong results in our workers’ compensation insurance and group benefits insurance segments were partially offset by disappointing results in our specialty reinsurance segment, which experienced a substantial increase in the amount of prior period reported losses and loss adjustment expenses from the ceding company during the second quarter. We are currently in the process of expediting the termination of the reinsurance treaty that comprises the specialty reinsurance segment,” said Bruce M. Eckert, Chief Executive Officer. “Our combined ratio for the three months ended June 30, 2008 in our workers’ compensation insurance and group benefits insurance segments were 74.2 percent and 98.4 percent, respectively, and our consolidated combined ratio was 96.9 percent in spite of the combined ratio in our specialty reinsurance segment of 174.2 percent.”

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $3.0 million for the second quarter of 2008 compared to $3.7 million for the second quarter of 2007. Highlights for the second quarter include:

•	Net premiums earned increased to $15.4 million for the second quarter of 2008, compared with $13.6 million for the second quarter of 2007, an increase of 13.2 percent;

•

The calendar year loss and LAE ratio was 50.6 percent for the three months ended June 30, 2008 compared to 52.4 percent for the same period in 2007. For the three months ended June 30, 2008, favorable loss reserve development on prior accident years of $1.0 million decreased the 2008 loss ratio by 6.5 percentage points, compared to favorable loss reserve development on prior accident years of $1.2 million in the second quarter of 2007, which decreased the 2007 loss ratio by 8.8 percentage points;

•

The expense ratio was 23.6 percent for the three months ended June 30, 2008 compared to 18.3 percent for the same period in 2007. The increase in the expense ratio is primarily due to start-up costs associated with EIHI’s expansion into the Southeast as well as other state licensing initiatives;

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 7, 2008

•	The combined ratio was 74.2 percent for the second quarter of 2008, compared to 71.8 percent for the same period last year; and

•

Net investment income was $464,000 for the second quarter of 2008, compared to $1.2 million for the same period in 2007. The decrease in net investment income is due primarily to limited partnership losses of $480,000 for the three months ended June 30, 2008 compared to limited partnership gains of $85,000 for the same period in 2007.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment added one new program during 2008, bringing the total number of programs to fourteen. As previously reported, two of the programs are currently in run-off.

Group Benefits Insurance

EIHI’s group benefits insurance segment reported net income of $676,000 for the three months ended June 30, 2008 compared to $931,000 for the same period in 2007. Highlights for the second quarter include:

•	Net premiums earned were $9.1 million for the second quarter of 2008, compared to $8.9 million for the second quarter of 2007;

•

The calendar year loss and LAE ratio was 69.1 percent for the three months ended June 30, 2008 compared to 67.0 percent for the same period in 2007. The increase in the loss ratio from 2007 to 2008 is primarily attributable to an increase in the dental loss ratio in the Southeast;

•	The expense ratio was 29.3 percent for the three months ended June 30, 2008 compared to 31.9 percent for the same period in 2007;

•	The combined ratio was 98.4 percent for the second quarter of 2008, compared to 98.9 percent for the same period last year; and

•	Net investment income was $767,000 for the second quarter of 2008 compared to $722,000 for the second quarter of 2007.

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported a net loss of $1.1 million for the second quarter of 2008 compared to net income of $602,000 for the same period last year. Highlights for the second quarter include:

•	Reinsurance premiums earned were $3.1 million for the second quarter of 2008 compared to $3.7 million for the same period in 2007;

•

The calendar year loss and LAE ratio was 138.5 percent for the three months ended June 30, 2008 compared to 58.0 percent for the same period in 2007. For the three months ended June 30, 2008, unfavorable loss reserve development on prior accident

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 7, 2008

years of $2.5 million increased the 2008 loss ratio by 78.8 percentage points, compared to unfavorable loss reserve development on prior accident years of $131,000 in the second quarter of 2007, which increased the 2007 loss ratio by 3.5 percentage points; and

•	The combined ratio was 174.2 percent for the second quarter of 2008, compared to 90.4 percent for the same period last year.

Business in the specialty reinsurance segment is assumed through participation in a reinsurance treaty with an unaffiliated ceding company related to an underground storage tank insurance program, referred to as “EnviroGuard,” and a non-hazardous waste transportation product, referred to as “EIA Liability.” Effective January 1, 2008, EIHI’s participation percentage in the reinsurance treaty was decreased from 25 percent to 15 percent.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $1.1 million for the three months ended June 30, 2008 compared to a net loss of $937,000 for the same period in 2007.

Financial Condition

Total assets were $377.0 million as of June 30, 2008. Shareholders’ equity was $162.4 million as of June 30, 2008. During the second quarter of 2008, the Company repurchased 252,699 common shares at a total cost of $4.0 million, representing a weighted average price of $15.66 per share. As of June 30, 2008, EIHI’s book value per share and diluted book value per share were $16.93 and $16.33, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 9,588,946 and 10,529,233, respectively, as of June 30, 2008. The basic book value per share calculation includes the impact of restricted stock awards of 246,675 shares. The diluted book value per share calculation includes the additional impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share and stock options to purchase 634,188 common shares, which have a weighted average exercise price of $14.37.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, August 8, 2008 to review the Company’s 2008 second quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call

800-860-2442 (Domestic)

412-858-4600 (International)

A replay of the conference call will be available through August 15, 2008, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay passcode for the conference call is 421353. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 7, 2008

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of June 30, 2008 and December 31, 2007 and unaudited results of operations for the three and six months ended June 30, 2008 and 2007.

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 7, 2008

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	June 30, 2008	December 31, 2007
ASSETS
Investments:
Fixed income securities, at estimated fair value	$185,970	$205,785
Convertible bonds, at estimated fair value	14,835	15,478
Equity securities, at estimated fair value	24,052	20,541
Other long-term investments, at estimated fair value	12,002	11,317

Total investments	236,859	253,121
Cash and cash equivalents	42,895	45,940
Accrued investment income	1,963	2,290
Premiums receivable (net of allowance, $559; $558)	32,949	26,846
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	26,693	26,303
Deferred acquisition costs	7,168	6,257
Deferred income taxes, net	4,036	1,229
Federal income taxes recoverable	471	846
Intangible assets	5,716	6,372
Goodwill	7,992	7,992
Other assets	10,292	8,322

Total assets	$377,034	$385,518

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$133,858	$129,788
Unearned premium reserves	49,083	39,826
Advance premium	1,403	1,380
Accounts payable and accrued expenses	8,092	8,422
Ceded reinsurance balances payable	7,210	6,762
Benefit plan liabilities	321	334
Segregated portfolio cell dividend payable	14,691	13,168

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 7, 2008

	June 30, 2008	December 31, 2007
Junior subordinated debentures	—	8,007

Total liabilities	$214,658	$207,687

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares - 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares - 20,000,000; issued - 11,597,723; outstanding – 9,588,946 and 10,580,858, respectively	—	—
Unearned ESOP compensation	(5,978)	(6,354)
Additional paid in capital	111,026	110,166
Treasury stock, at cost (2,008,777 and 1,016,865 shares, respectively)	(31,661)	(15,589)
Retained earnings	89,044	86,363
Accumulated other comprehensive (loss) income, net	(55)	3,245

Total shareholders’ equity	162,376	177,831

Total liabilities and shareholders’ equity	$377,034	$385,518

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 7, 2008

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Revenue:
Net premiums earned	$33,242	$31,833	$66,245	$60,962
Net investment income	2,073	3,238	4,687	6,218
Net realized investment gains	598	1,007	305	1,731
Other revenue	139	156	355	338

Total revenue	36,052	36,234	71,592	69,249

Expenses:
Losses and loss adjustment expenses incurred	20,698	18,571	40,413	36,511
Acquisition and other underwriting expenses	4,716	4,178	9,636	8,067
Other expenses	6,466	5,168	12,529	10,625
Amortization of intangible assets	328	435	656	869
Policyholder dividends	(9)	153	(72)	254
Segregated portfolio dividend expense	1,639	670	2,573	1,392

Total expenses	33,838	29,715	65,735	57,718

Income before income taxes	2,214	6,519	5,857	11,531
Income tax expense	711	2,205	1,780	4,066

Net income	$1,503	$4,314	$4,077	$7,465

Earnings per share (EPS):
Basic shares outstanding	8,854,976	10,564,572	9,140,295	10,602,610
Basis EPS	$0.17	$0.41	$0.45	$0.70

Diluted shares outstanding	9,203,440	10,893,057	9,496,135	10,928,285
Diluted EPS	$0.16	$0.40	$0.43	$0.68

Eastern Insurance Holdings, Inc. Quarterly Earnings Release

August 7, 2008

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form 10-K, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.